Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) entered into as of this 4th day of April, 2023 (the “Effective Date”) by and between the parties on the signature page to this Agreement (each, a “Purchaser”), and Cocrystal Pharma, Inc., a Delaware corporation (“COCP”) (collectively, the Purchasers and COCP are the “Parties”).

WHEREAS, this Agreement contemplates a transaction in which the Purchasers will purchase from COCP, and COCP will sell to the Purchasers $4 million of COCP common stock on the terms contained below;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. Sale and Purchase. COCP agrees to sell and each Purchaser agrees to invest $2 million and purchase a number of shares of COCP common stock (the “Shares”) at a price per share equal to the greater of the (i) Nasdaq Consolidated Bid Price as specified below or (ii) the Nasdaq Minimum Price which is the lower of (x) the closing price on the date of this agreement or (y) the average of the closing price for the past five trading days. The Nasdaq Consolidated Bid Price shall be determined as of the trading date this Agreement is executed by the Parties if executed after 4:00 Eastern Time or otherwise it shall be determined on the prior trading day. All funds shall be wired to COCP within three business days in accordance with Exhibit A.

2. Representations and Warranties of COCP. As an inducement to the Purchasers to enter into this Agreement and consummate the transaction contemplated hereby, COCP hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof:

2.1 Organization. COCP is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly authorized to conduct business as currently conducted.

2.2 Authority. COCP has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of COCP, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by COCP.

2.3 Non-Contravention. The execution and delivery of this Agreement by COCP and the observance and performance of the terms and provisions contained herein do not constitute a violation or breach of any applicable law, or any provision of any other contract or instrument to which COCP is a party or by which it is bound, or any order, writ, injunction, decree, statute, rule, by-law or regulation applicable to COCP.

2.4 Litigation. There are no actions, suits, or proceedings pending or, to the best of COCP’s knowledge, threatened, which could in any manner restrain or prevent COCP from effectually and legally selling the Shares pursuant to the terms and provisions of this Agreement. COCP is not a party to any litigation except as has been disclosed in its Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2023.

2.5 Brokers’ Fees. COCP has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

2.6 Reporting Company. COCP is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”) and has a class of common stock registered pursuant to Section 12(b) of the Exchange Act which is listed on the Nasdaq Capital Market.

2.7 SEC Reports. Since January 1, 2014, none of the reports filed by COCP with the SEC contained any material statements which were not true and correct or omitted to state any statements of material fact necessary in order to make the statements made not misleading.

2.8 Outstanding Securities. All issued and outstanding shares of capital stock and equity interests in COCP have been duly authorized and validly issued and are fully paid and non-assessable.

2.9 No Material Adverse Change. Since March 29, 2023 (filing date of the last Form 10-K), there has not been individually or in the aggregate a Material Adverse Change with respect to COCP. For the purposes of this Agreement, “Material Adverse Change” means any event, change or occurrence which, individually or together with any other event, change, or occurrence, could result in a material adverse change on COCP or material adverse change on its business, assets, prospects, financial condition, or results of operations. Provided, however, a Material Adverse Change does not exist solely because (i) there are changes in the economy, credit markets or capital markets, or (ii) changes generally affecting the industry in which COCP operates.

3. Representations and Warranties of the Purchaser. As an inducement to COCP to enter into this Agreement and to consummate the transactions contemplated hereby, each Purchaser hereby makes the following representations and warranties, each of which is materially true and correct on the date hereof and will be materially true and correct on the closing date:

3.1 Authority. Such Purchaser has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms. The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by the Purchaser.

3.2 Non-Contravention. The execution and delivery of this Agreement by such Purchaser and the observance and performance of the terms and provisions of this Agreement on the part of the Purchaser to be observed and performed will not constitute a violation of applicable law or any provision of any contract or other instrument to which the Purchaser is a party or by which it is bound, or any order, writ, injunction, decree statute, rule or regulation applicable to it.

3.3 Litigation There are no actions, suits, or proceedings pending or, to the best of such Purchaser’s knowledge, threatened, which could in any manner restrain or prevent the Purchaser from effectually and legally purchasing the Shares pursuant to the terms and provisions of this Agreement.

3.4 Brokers’ Fees. Such Purchaser has no liability or obligation to pay fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

3.5 Information. Such Purchaser has relied solely on the reports of COCP filed with the SEC, other publicly available information and other written and electronic information prepared by COCP in making its decision to purchase the Shares. The Purchaser acknowledges that the purchase of the Shares entails a high degree of risk including the risks highlighted in the risk factors contained in filings by COCP with the SEC including its annual report on Form 10-K for the year ended December 31, 2022. The Purchaser represents that it has had an opportunity to ask questions and receive answers from COCP regarding the terms and conditions of this Agreement and the reasons for this offering, the business prospects of COCP, the risks attendant to COCP’s business, and the risks relating to an investment in COCP. The Purchaser acknowledges the receipt (without exhibits) of or access to the reports filed with SEC at www.sec.gov which includes COCP’s reports referred to in this Section 3.5.

3.6 Investment. Such Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distribution or selling the same, and, except as contemplated by this Agreement, and has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The Purchaser understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 (the “Act”) or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely.

3.7 Restricted Securities. Such Purchaser understands that the Shares have not been registered under the Act in reliance on an exemption from registration under the Securities Act of 1933 (the “Act”) pursuant to Section 4(a)(2) thereof and Rule 506(b) thereunder and the Shares will bear a restrictive legend.

3.8 Investment Experience. such Purchaser represents that it is an “accredited investor” within the meaning of the applicable rules and regulations promulgated under the Act, for one of the reasons on the attached Exhibit B to this Agreement. The Purchaser represents and acknowledges that (i) it is experienced in evaluating and investing in private placement transactions in similar circumstances, (ii) it has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the investment in the Shares, (iii) it is able to bear the substantial economic risks of an investment the Shares for an indefinite period of time, (iv) it has no need for liquidity in such investment, (v) it can afford a complete loss of such investment, and (vi) it has such knowledge and experience in financial, tax and business matters so as to enable it to utilize the information made available to it in connection with the offering of the Shares to evaluate the merits and risks of the purchase of the Shares and to make an informed investment decision with respect thereto.

3.9 No General Solicitation. The offer to sell the Shares was directly communicated to such Purchaser by COCP. At no time was the Purchaser presented with or solicited advertisement, articles, notice or other communication published in any newspaper, television or radio or presented at any seminar or meeting, or any solicitation by a person not previously known to the undersigned in connection with the communicated offer.

4. Survival of Representations and Warranties and Agreements. All representations and warranties of the Parties contained in this Agreement shall survive the closing.

5. Indemnification.

5.1 Indemnification Provisions for Benefit of the Purchasers. In the event COCP breaches any of its representations, warranties, and/or covenants contained herein, and provided that a Purchaser makes a written claim for indemnification against COCP, then COCP agrees to indemnify the Purchaser from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys’ fees and expenses.

5.2 Indemnification Provisions for Benefit of COCP. In the event the Purchaser breaches any of its representations, warranties, and/or covenants contained herein, and provided that COCP makes a written claim for indemnification against such Purchaser, then the Purchaser agrees to indemnify COCP from and against the entirety of any losses, damages, amounts paid in settlement of any claim or action, expenses, or fees including court costs and reasonable attorneys’ fees and expenses.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the closing:

6.1 General. In case at any time after the closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefore under Section 5).

6.2 Company. COCP hereby covenants that, after the closing, COCP will, at the request of a Purchaser, execute, acknowledge and deliver to such Purchaser without further consideration, all such further assignments, conveyances, consents and other documents, and take such other action, as the Purchaser may reasonably request (a) to transfer to, vest and protect in the Purchaser and its right, title and interest in the Shares, and (b) otherwise to consummate or effectuate the transactions contemplated by this Agreement.

7. Expenses. Except as otherwise provided in this Agreement, all Parties hereto shall pay their own expenses, including legal and accounting fees, in connection with the transactions contemplated herein.

8. Severability. In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

10. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective heirs, successors and assigns any rights, remedies, obligations, or other liabilities under or by reason of this Agreement.

11. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, as follows:

To COCP:	Cocrystal Pharma, Inc.
19805 North Creek ParkwayBothell, Washington 98001
Attention: Mr. James Martin
Email: jmartin@cocrystalpharma.com

To the Purchaser:	The address set forth on the signature page attached hereto

or to such other address as any of them, by notice to the other may designate from time to time.

12. Attorney’s Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, including the fees on appeal, costs and expenses.

13. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided therein or performance shall be governed or interpreted according to the laws of the State of Delaware.

14. Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against whom enforcement or the change, waiver discharge or termination is sought.

15. Assignment. No Party hereto shall assign its rights or obligations under this Agreement without the prior written consent of the other Party.

16. Section Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO COCP, AN AGENT OF COCP OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST. NOTICE SHOULD BE GIVEN TO COCP TO THE ATTENTION OF WALT LINSCOTT AT THE ADDRESS SET FORTH IN SECTION 11 OF THIS AGREEMENT.

[Signature Page Attached]

IN WITNESS WHEREOF the parties hereto have set their hand and seals as of the above date.

COCRYSTAL PHARMA, INC.:

By:
James Martin,
Chief Executive Officer

PURCHASER:

By:
(Print Name and Title)

Address: _____________________________________

Email: ________________________________________

Tax ID of Purchaser: ______________________________